Exhibit 99.1

Horizon Pharma plc to Acquire Crealta Holdings LLC in All Cash Acquisition

- Addition of Biologic KRYSTEXXA® (pegloticase) Expands and Diversifies Horizon’s Orphan Business;

Leverages Rheumatology Expertise and Infrastructure -

- Transaction is Expected to be Immediately Accretive to Adjusted EBITDA in 2016 -

- Conference Call Today at 8 a.m. ET to Discuss Transaction -

DUBLIN, IRELAND – December 11, 2015 – Horizon Pharma plc (NASDAQ: HZNP), a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, today announced it has entered a definitive agreement to acquire Crealta Holdings LLC for $510 million in cash.

“The Crealta acquisition further diversifies our portfolio of medicines and aligns with our focus of acquiring value-enhancing, clinically differentiated, long-life medicines that treat orphan diseases,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “We have a proven track record of strong commercial execution and the ability to generate volume growth for clinically differentiated medicines. With our experienced rheumatology sales force and orphan expertise, we expect to expand the number of patients identified and treated with KRYSTEXXA. As with all of our orphan medicines, we plan to maximize additional development opportunities of KRYSTEXXA.”

Strategic and financial benefits of the transaction:

•	Anticipate transaction to add $70 to $80 million in net sales and $45 to $50 million in adjusted EBITDA in the first twelve months following closing

•	Leverages rheumatology infrastructure and 41-person sales force currently promoting RAYOS and PENNSAID 2% to rheumatologists

•	Adds a biologic medicine in an orphan disease with strong intellectual property protection through 2027 and further diversifies net sales

•	Reinforces focus of Company’s long-range plan where orphan business is expected to be approximately 60 percent of net sales in 2020

KRYSTEXXA is the first and only FDA-approved medicine for chronic refractory gout, which is an orphan disease and a type of arthritis that occurs when uric acid build up in the blood remains high and inflammation persists even after treatment with conventional therapies. According to estimates, chronic refractory gout impacts approximately 50,000 people in the United States. Since its FDA approval in 2010, between 4,000 and 5,000 patients have been treated with KRYSTEXXA.

Transaction Terms and Approvals

The acquisition is structured as an all cash purchase with no external financing necessary. The transaction, which has been approved by the boards of directors of both companies, is subject to the satisfaction of customary closing conditions and regulatory approvals, including antitrust approval in the United States. It is anticipated that the transaction will close in the first quarter 2016.

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Advisors

Jefferies LLC acted as financial advisor to Horizon Pharma in the transaction. Horizon Pharma’s legal advisors are Cooley LLP and McCann FitzGerald.

Conference Call Today at 8 a.m. ET

At 8 a.m. Eastern Time today, Horizon’s management will host a conference call and live audio webcast to review the transaction and related matters. The live webcast and a replay may be accessed by visiting the investor relations section of the Horizon website at http://ir.horizon-pharma.com. Please connect to the company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call 1-888-338-8373 (U.S.) or 1-973-872-3000 (international) to listen to the conference call. The conference ID number for the live call is 99486387. Telephone replay will be available approximately two hours after the call. To access the replay, please call 1-855-859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 99486387. An archived version of the webcast will be available for at least one week on the investor relations section of the Horizon website at http://ir.horizon-pharma.com.

About KRYSTEXXA®

KRYSTEXXA is indicated for adults who have tried or cannot take oral gout medications and still have high uric acid levels and signs and symptoms of gout. KRYSTEXXA is not indicated for the treatment of asymptomatic hyperuricemia. Patients who have a genetic condition known as G6PD deficiency should not use KRYSTEXXA.

Warnings and Precautions:

•	Anaphylaxis and infusion reactions have been reported to occur during and after administration of KRYSTEXXA. Anaphylaxis may occur with any infusion, including a first infusion, and generally manifests within 2 hours of the infusion. However, delayed-type hypersensitivity reactions have also been reported.

•	KRYSTEXXA should be administered in healthcare settings and by healthcare providers prepared to manage anaphylaxis and infusion reactions. Patients should be pre-medicated with antihistamines and corticosteroids. Patients should be closely monitored for an appropriate period of time for anaphylaxis after administration of KRYSTEXXA.

•	In the event of an infusion reaction, the infusion should be slowed, or stopped and restarted at a slower rate. If a severe infusion reaction occurs, discontinue infusion and institute treatment as needed.

•	The risk of an infusion reaction is higher in patients who have lost therapeutic response.

¡	Monitor serum uric acid before each infusion and discontinue treatment if levels rise above 6mg/dL, particularly when two consecutive levels above 6 mg/dL are observed.

¡	Concomitant use of KRYSTEXXA and oral urate-lowering agents may blunt the rise of serum uric acid levels. It is recommended that patients discontinue oral urate-lowering agents and not institute therapy with oral urate-lowering agents while taking KRYSTEXXA.

•	An increase in gout flares was seen in some patients treated with KRYSTEXXA. Gout flare prophylaxis with a nonsteroidal anti-inflammatory drug (NSAID) or colchicine is recommended starting at least 1 week before initiation of KRYSTEXXA therapy and lasting at least 6 months, unless medically contraindicated or not tolerated.

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•	KRYSTEXXA has not been formally studied in patients with congestive heart failure, but some patients in clinical trials experienced exacerbation. Exercise caution when using KRYSTEXXA in patients who have congestive heart failure and monitor patients closely following infusion.

•	Patients receiving re-treatment may be at increased risk for anaphylaxis and infusion reactions and should be monitored carefully.

The most commonly reported serious adverse reactions were gout flares, infusion reactions and anaphylaxis. Most common adverse reactions: gout flares (77%), infusion reactions (26%), nausea (12%), contusion or ecchymosis (11%), nasopharyngitis (7%), constipation (6%), chest pain (6%), anaphylaxis (5%) and vomiting (5%). In addition to events occurring in greater than 5%, exacerbation of pre-existing congestive heart failure occurred in 2%.

Please see the Full Prescribing Information, including Boxed Warning and Medication Guide at www.KRYSTEXXA.com.

About Chronic Refractory Gout

Symptoms of gout are caused by the body’s response to the presence of high uric acid (urate) levels which can lead to the formation of urate crystals in the joints and surrounding tissue, which form when uric acid levels in the blood are elevated (a condition called hyperuricemia). The longer hyperuricemia persists, the higher the risk of developing gout. Symptoms of gout may include painful flares, pain or swelling in the joints (known as “gouty arthritis”) or deposits of urate crystals under the skin, called “tophi.” Although most cases of gout can be controlled with conventional urate-lowering therapy, uric acid levels may remain high and symptoms persist despite treatment efforts, even at maximum medically appropriate doses of conventional therapies.

Chronic Refractory Gout is a disease that, if left untreated, can lead to chronic pain, tophi-induced joint destruction and disfigurement, and significant mobility restrictions for patients.

About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. The Company markets seven medicines through its orphan, primary care and specialty business units. Horizon’s global headquarters are in Dublin, Ireland. For more information, please visit www.horizonpharma.com. Follow @HZNPplc on Twitter or view careers on our LinkedIn page.

About Crealta Holdings LLC

Crealta is a specialty pharmaceutical company focused on innovative therapeutics designed to improve patient outcomes. The company, which has two marketed medicines KRYSTEXXA and MIGERGOT, was formed to acquire, develop and market specialty medicines with a focus on select physician specialties.

Note Regarding Use of Non-GAAP Financial Measures

Horizon Pharma provides certain financial measures that include adjustments to GAAP figures, such as adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization. These adjustments to GAAP exclude acquisition transaction related expenses, interest expense, tax expense, as well as non-cash items such as stock compensation, depreciation and amortization, accretion and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred.

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Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial performance and expected benefits of the Crealta acquisition. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s expected operational results. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. The Company has not provided a reconciliation of expected 12 months Crealta adjusted EBITDA contribution to a net income (loss) outlook because certain items that are a component of net income (loss) but not part of adjusted EBITDA, such as stock compensation, acquisition-related expenses and certain purchase accounting items such as intangibles and step-up inventory, cannot be reasonably projected, either due to stock compensation, or the variability associated with acquisition-related expenses and purchase accounting items due to timing and other factors.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This presentation contains forward-looking statements, including, but not limited to, statements related to the anticipated consummation of the acquisition of Crealta Pharmaceuticals LLC and the timing and benefits thereof, Horizon Pharma’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Horizon’s ability to complete the transaction on the proposed terms and schedule; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for acquired company and its products, including uncertainty of the expected financial performance of the acquired company and its products; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; and the possibility that if the acquired company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the combined company’s shares could decline, as well as other risks related to Horizon’s business detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s SEC filings and reports, including in its Annual Report on Form 10-K for the year ended December 31, 2014. Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or changes in its expectations.

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Contacts:

Investors:

John Thomas

Executive Vice President, Strategy and Investor Relations

Investor-relations@horizonpharma.com

Tina Ventura

Vice President, Investor Relations

investor-relations@horizonpharma.com

U.S. Media:

Geoff Curtis

Group Vice President, Corporate Communications

gcurtis@horizonpharma.com

Ireland Media:

Ray Gordon

Gordon MRM

ray@gordonmrm.ie

Source: Horizon Pharma plc

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